Exhibit 10.6

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made and entered into as of this 12th day of November, 2019 (the “Effective Date”), by and between WOODBRIDGE WIND-DOWN ENTITY, LLC, a Delaware limited liability company (the “Company”) and MARION W. FONG, an officer of the Company (the “Indemnitee”).

RECITALS:

A.          Indemnitee and the Company are parties to the Employment Agreement, dated as of November 12, 2019, pursuant to which Indemnitee serves as Chief Financial Officer of the Company; and

B.          The Company is organized pursuant to, and in accordance with, the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”) by the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware; and

C.          Pursuant to 6 Del. C. § 18-108, subject to such standards and restrictions, if any, as are set forth in the Company’s limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever; and

D.          Section 16 of the Company’s LLC Agreement (as defined below) and Section 5.3.11 of the Plan (as defined below), provide for the indemnification of officers and managers of the Company; and

E.           The LLC Agreement and the Act, by their non-exclusive nature, permit contracts between the Company and its officers and managers with respect to indemnification; and

F.           The Board has concluded that it is advisable and in the best interests of the Company to enter into an agreement to indemnify Indemnitee to the maximum extent permitted by law.

NOW, THEREFORE, in consideration of the foregoing, of Indemnitee’s service to the Company, and of other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties agree as follows:

I. DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Board” shall mean the board of managers of the Company established pursuant to the LLC Agreement and as constituted from time to time.

“Employment Agreement” shall mean the Employment Agreement, dated as of November 12, 2019, between the Company and the Indemnitee, as it may be amended, modified, supplemented or restated from time to time.

“Expenses” shall mean expenses of Proceedings including, without limitation, all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, investigation fees and expenses, accounting and witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (excluding, for avoidance of doubt, any income taxes on Indemnitee’s income), and all other disbursements or expenses, in each case actually and reasonably incurred by Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, being or preparing to be a witness in or investigating a Proceeding which may be subject to indemnification covered hereunder. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding which may be subject to indemnification covered hereunder including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

“Indemnified Party” shall mean each of the Indemnitee and his heirs, executors and successors.

“Liabilities” shall mean liabilities of any type whatsoever, including, without limitation, any judgments, fines, excise taxes and penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or with respect to such judgments, fines, penalties or amounts paid in settlement) in connection with the investigation, defense, settlement or appeal of any Proceeding or any claim, issue or matter therein.

“LLC Agreement” shall mean the Company’s Limited Liability Company Agreement, dated as of February 15, 2019, as it may be amended, modified, supplemented or restated from time to time.

“Plan” shall mean the First Amended Joint Chapter 11 Plan of Liquidation of Woodbridge Group of Companies, LLC and Its Affiliated Debtors, dated August 22, 2018, as it may be amended, modified, supplemented or restated from time to time.

“Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative, or any appeal therefrom.

“Reviewing Party” shall mean, if and when appointed by the Board, any appropriate person or body consisting of a member or members of the Company’s Board or any other person or body appointed by the Board who is not a party to the particular Proceeding for which Indemnitee is seeking indemnification.

“Undertaking” shall have the meaning ascribed to it in Article IV herein.

II. NOTICE OF PROCEEDINGS; DEFENSE OF PROCEEDINGS

A.     Notice of Proceedings. The Indemnitee agrees to notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification or advancement of Expenses covered hereunder. However, the Indemnitee’s failure to so notify the Company shall not relieve the Company from any liability it may have to the Indemnitee under this Agreement, except to the extent that the Indemnitee’s failure to so notify the Company actually prejudices the Company with respect to said Proceeding or matter. Thereafter, the Indemnitee shall deliver to the Company, promptly following the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to such Proceeding or matter, other than those notices and documents separately addressed to the Company.

B.     Defense of Proceedings. The Company will be entitled to participate, at its own expense, in any Proceeding which may be subject to indemnification or advancement of Expenses covered hereunder of which it has notice, and the Company will be entitled to assume the defense of the Indemnified Parties therein, with counsel reasonably satisfactory to the Indemnitee; provided, however, that the Company shall not be entitled to assume the defense of the Indemnified Parties in any Proceeding  if the Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnified Parties with respect to such Proceeding. The Indemnitee shall have the right to employ his own counsel in any such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of separate counsel by the Indemnitee (and the Company’s payment of the expenses of such counsel) has been authorized by the Company; (ii) there may be one or more defenses or claims available to the Indemnitee that are different from or additional to those available to the Company; (iii) Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnified Parties with respect to such Proceeding or (iv) the Company shall not in fact have employed counsel to assume the defense of the Indemnitee in such Proceeding after being provided notice thereof, such counsel shall not in fact have assumed such defense or such counsel shall not be acting, in connection therewith, with reasonable diligence; it being understood that in the case of any of the foregoing clauses (i), (ii) or (iii) the fees and expenses of the Indemnitee’s counsel shall be advanced by the Company in accordance with this Agreement.

C.     Settlement of Claims. The Company shall not settle any Proceeding which may be subject to indemnification or advancement of Expenses covered hereunder in any manner which would impose any liability, penalty or limitation on the Indemnitee without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed.

III. INDEMNIFICATION

A.    General. The Company hereby agrees to indemnify the Indemnified Parties to the fullest extent permitted by applicable law, the Company’s Certificate of Formation, the LLC Agreement, the Employment Agreement and the Plan, if Indemnitee was or is or becomes a party to or a witness or other participant in (including participation in discovery or trial preparation), or is threatened to be made a party to or a witness or other participant in, any Proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an officer, manager or employee of the Company, or by reason of anything done or not done by him in any such capacity, against any and all Expenses and Liabilities incurred without gross negligence or willful misconduct (which gross negligence or willful misconduct, if any, must be determined by a final, non-appealable order of a court of competent jurisdiction) by Indemnitee in connection with such Proceeding. In the event of any change after the date of this Agreement in any applicable law, statute or rule that expands the right of a Delaware limited liability company to indemnify a manager, director, officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule that narrows the right of a Delaware limited liability company to indemnify a manager, director, officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

The Company shall indemnify the Indemnitee Parties to the fullest extent permitted by applicable law, the Company’s Certificate of Formation, the LLC Agreement, the Employment Agreement and the Plan, if Indemnitee was or is or becomes a party to or a witness or other participant in (including participation in discovery or trial preparation), or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action or suit by or in the right of the Company, to procure a judgment in its favor against expenses (including but not limited to reasonable attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith an in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

B.     The Company shall, to the fullest extent permitted by law, indemnify the Indemnified Parties for, and shall defend and hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including the reasonable fees and expenses of their respective professionals) incurred without gross negligence or willful misconduct on the part of the applicable Indemnified Party (which gross negligence or willful misconduct, if any, must be determined by a final, non-appealable order of a court of competent jurisdiction) for any action taken, suffered, or omitted to be taken by the Indemnified Parties in connection with the acceptance, administration, exercise, and performance of their duties under the Plan or the LLC Agreement, as applicable.  An act or omission taken with the approval of the Bankruptcy Court (as such term is defined in the Plan), and not inconsistent therewith, will be conclusively deemed not to constitute gross negligence or willful misconduct.  In addition, the Company shall, to the fullest extent permitted by law, indemnify, defend, and hold harmless the Indemnified Parties, from and against and with respect to any and all losses, liabilities, damages, judgments, fines, penalties, claims, demands, settlements, costs, or expenses (including the reasonable fees and expenses of their respective professionals) arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Company or the implementation or administration of the Plan if the applicable Indemnified Party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Company.  The costs and expenses incurred in enforcing the right of indemnification in this paragraph B. shall be paid by the Company.

C.     Reviewing Party.  If the Reviewing Party shall have determined that Indemnitee would not be permitted to be indemnified under paragraphs A. and B. of this Article III, then (i) the Company shall not be obligated to provide any indemnification under this Article III and (ii) Indemnitee acknowledges and agrees that the Company shall not be obligated to make an advance payment of Expenses to Indemnitee pursuant to Article IV; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to indemnification, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed) and until such time, Indemnitee shall be entitled to receive advances of Expenses pursuant to Article IV.  The Reviewing Party shall be selected by the Board.  If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

For the purposes of any determination of whether any act or omission of the Indemnitee met a required standard of conduct, each act or omission of the Indemnitee shall be conclusively deemed in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Company if the Indemnitee’s action or omission is based on the advice of legal counsel for the Company or the independent members of the Board or any committee thereof, or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company, or is taken with approval of the Bankruptcy Court, and not inconsistent therewith. The provisions of this paragraph shall not be exclusive or deemed to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement or under applicable law.

D.    Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is a party to and is successful in, on the merits or otherwise, including, without limitation, the dismissal of a Proceeding without prejudice, in the defense of any Proceeding or investigation or in the defense of any claim, issue or matter therein, in each case which may be subject to indemnification or advancement of Expenses covered hereunder, the Indemnitee shall be indemnified by the Company to the maximum extent permitted by law against all Expenses and Liabilities actually incurred by or for Indemnitee in connection therewith.

E.    Contribution.   If the indemnification provided for above is for any reason held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any Expenses or Liabilities referred to therein, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result thereof (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction that resulted in such Expenses or Liabilities, as well as any other relevant equitable considerations.  The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this paragraph E. were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentence.

F.      Limitations on Indemnification. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(1)       Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnification under this Agreement, the LLC Agreement, the Employment Agreement or the Plan or any other agreement or insurance policy now or hereafter in effect, (ii) in specific cases if the Board has approved the initiation or bringing of such Proceeding, or (iii) as otherwise required under the Act, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; or

(2)       Other Benefits.   To provide indemnification to Indemnitee to the extent that payment is actually made to the Indemnitee under any insurance policy or is made on behalf of the Indemnitee by or on behalf of the Company, or to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the LLC Agreement, the Employment Agreement, the Plan or otherwise) of the amounts otherwise indemnifiable hereunder; or

(3)        Gross Negligence; Willful Misconduct.  To indemnify or advance Expenses to Indemnitee on account of Indemnitee’s conduct which is finally adjudged to have been fraudulent or deliberately dishonest, grossly negligent or to constitute willful misconduct.

IV. ADVANCEMENT OF EXPENSES

Notwithstanding any provision to the contrary in Article V hereof, but subject to paragraph F.3 of Article III hereof, the Company shall advance to the Indemnitee all Expenses which are incurred by or for the Indemnitee and for which the Indemnitee is entitled to indemnification pursuant to Article III hereof, provided that all of the following are satisfied: (i) the Indemnitee provides the Company with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification; and (ii) the Indemnitee provides the Company with a written agreement (the “Undertaking”) to repay the amount paid or reimbursed by the Company if it is ultimately determined that the Indemnitee is not entitled to indemnification. The Indemnitee shall be required to execute and submit the Undertaking to repay Expenses advanced in the form of Exhibit A attached hereto or in such form as may be required under applicable law as in effect at the time of execution thereof. The Undertaking shall contain the written affirmation by the Indemnitee, described above, of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met. The Company shall advance such expenses within ten (10) days after its receipt of the Undertaking. The Indemnitee hereby agrees to repay any Expenses advanced hereunder if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses. Any advances and the undertaking to repay Expenses pursuant to this Article IV shall be unsecured and no interest shall be charged thereon.

V. PROCEDURES; DETERMINATION OF RIGHT TO INDEMNIFICATION

A.    Procedure for Payment.  To obtain indemnification for Liabilities under this Agreement, the Indemnitee shall submit to the Company a written request for payment, including with such request such documentation as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification and payment hereunder. Except as otherwise provided in this Agreement, any indemnification payment due hereunder shall be paid by the Company no later than ten (10) days following the determination by the Reviewing Party or otherwise pursuant to this Article V that such indemnification payment is proper hereunder.

B.    Right to Seek Judicial Determination. Notwithstanding any other provision of this Agreement to the contrary, at any time sixty (60) days after a request for indemnification has been made to the Company (or upon earlier receipt of written notice that a request for indemnification has been rejected), the Indemnitee may petition a court of competent jurisdiction to determine whether the Indemnitee is entitled to indemnification, and such court shall have the exclusive authority to make such determination, unless and until the Indemnitee’s action is dismissed or otherwise terminated before such determination is made. The court, as petitioned, shall make an independent determination of whether the Indemnitee is entitled to indemnification, without regard to any prior determination in any other forum.

C.    Expenses under this Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Article V involving the Indemnitee and against all Expenses incurred by the Indemnitee in connection with any other action between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, even if it is finally determined that the Indemnitee is not entitled to indemnification in whole or in part hereunder,  unless a court of competent jurisdiction finds that each of the material claims and/or defenses of Indemnitee in any such hearing or proceeding was frivolous or not made in good faith.

VI. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

A.    Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person, persons, entity or entities making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof of overcoming that presumption.

B.    Effect of Other Proceedings. The termination of any Proceeding or any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.  In connection with any such determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled

VII. INSURANCE

In the event that the Company maintains liability insurance to protect itself and any manager or officer of the Company against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same degree as each other manager and/or officer of the Company. If, at the time of the receipt by the Company of a notice of a Proceeding pursuant to paragraph A of Article II hereof, the Company has liability insurance in effect that may cover such Proceeding, the Company shall give prompt notice of the commencement thereof to the insurers in accordance with the procedures set forth in each of the Company’s policies. The Company shall thereafter take all commercially reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

VIII. NON-EXCLUSIVITY, SUBROGATION AND MISCELLANEOUS

A.    Non-Exclusivity. The rights of the Indemnitee hereunder shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under any provision of the Act, the Plan, the LLC Agreement or the Employment Agreement, or under any agreement, resolution of the Board or otherwise. To the extent that, during the term of this Agreement, the rights of the then-existing managers and officers of the Company are more favorable to such managers or officers than the rights currently provided to the Indemnitee under this Agreement, the Indemnitee shall be entitled to the full benefits of those more favorable rights.

No amendment, alteration, rescission or replacement of this Agreement or any provision hereof that would limit in any way the benefits and protections afforded to the Indemnitee by this Agreement shall be effective as to the Indemnitee with regards to any action or inaction undertaken by the Indemnitee prior to such amendment, alteration, rescission or replacement.  The indemnification provided under this Agreement shall continue as to the Indemnitee for any action the Indemnitee took or did not take while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity.

B.     Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all required documents and take all action necessary to secure such rights, including execution of documents necessary to enable the Company to bring suit to enforce such rights.

C.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (i) if delivered by hand, by courier, by nationally recognized delivery service or by telegram and receipted for by the party to whom such notice or other communication was directed at the time indicated on such receipt; (ii) if by email or facsimile at the time shown on the confirmation of such email or facsimile transmission; or (iii) if by U.S. certified or registered mail, with postage prepaid, on the third business day after the date on which it is so mailed:

If to the Indemnitee, as shown with the Indemnitee’s signature below.

If to the Company to:	Woodbridge Wind-Down Entity, LLC
14140 Ventura Boulevard #302
Sherman Oaks, CA 91423
Attention: M. Freddie Reiss, Manager

With copies to:	Klee, Tuchin Bogdanoff & Stern LLP
1999 Avenue of the Stars
Thirty Ninth Floor
Los Angeles, CA 90067-6049
Attention: Michael L. Tuchin

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

D.    Governing Law; Jurisdiction. The parties agree that this Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without application of the conflict of laws principles thereof.  Subject to Section 24 of the LLC Agreement, the Company and Indemnitee each hereby irrevocably consent to the non-exclusive jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

E.     Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, spouses, executors, administrators, successors, legal representatives and permitted assigns. The Company shall require any successor to or assignee under this Agreement, by written agreement in form and substance reasonably satisfactory to the Indemnitee, to expressly assume and agree to be bound by and perform this Agreement in the same manner and to the same extent as the Company would be required to perform absent such succession or assignment.

F.     Waiver. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy herein, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

G.    Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto in reference to the subject matter hereof; provided, however, that the parties acknowledge and agree that the LLC Agreement, the Employment Agreement and the Plan contain provisions on the subject matter of indemnification and that this Agreement is not intended to, and does not, limit the rights or obligations of the parties hereto pursuant to such instruments. Subject to the foregoing sentence, this Agreement supersedes any prior agreement entered into between the parties with respect to the subject matter hereof.

H.     Titles. The titles to the articles and sections of this Agreement are inserted for convenience only and should not be deemed a part hereof or affect the construction or interpretation of any provisions hereof.

I.      Invalidity of Provisions. Every provision of this Agreement is severable, and the invalidity or unenforceability of any term or provision shall not affect the validity or enforceability of the remainder of this Agreement.

J.      Pronouns and Plurals. Where applicable, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

K.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one agreement binding on all the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WOODBRIDGE WIND-DOWN ENTITY, LLC

By:	/s/ Frederick E. Chin
	Name:	Frederick E. Chin
	Title:	Chief Executive Officer

/s/ Marion W. Fong
Marion W. Fong
Chief Financial Officer

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Managers of Woodbridge Wind-Down Entity, LLC

Re:	Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

The undertaking is being provided pursuant to that certain Indemnification Agreement, dated November 12, 2019, by and between Woodbridge Wind-Down Entity, LLC and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advancement of expenses in connection with [Insert Description of Proceeding] (the “Proceeding”). Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

Pursuant to Article IV of the Indemnification Agreement, the Company is obligated to advance Expenses that are incurred by or for me in connection with the Proceeding, provided that I execute and submit to the Company an Undertaking in which I: (i) undertake to repay any Expenses paid by the Company on my behalf, if it shall be ultimately determined that I am not entitled to be indemnified thereby against such Expenses; and (ii) affirm my good faith belief that I have met the standard of conduct necessary for indemnification.

[Insert Description of expenses incurred by or for Indemnitee]

The letter shall constitute my undertaking to repay to the Company any Expenses paid by it on my behalf in connection with the Proceeding if it is ultimately determined that I am not entitled to be indemnified with respect to such Expenses as set forth above. I hereby affirm my good faith belief that I have met the standard of conduct necessary for indemnification and that I am entitled to such indemnification.

[Name]

[Date]